EXHIBIT 99.1

Contact:	Scott J. Bowman
Senior Vice President &
Chief Financial Officer
(205) 942-4292

HIBBETT REPORTS FIRST QUARTER FISCAL 2014 RESULTS
•	Maintains Fiscal 2014 Guidance
•	Fiscal 2014 New Store Openings to Accelerate

BIRMINGHAM, Ala. (May 24, 2013) – Hibbett Sports, Inc. (NASDAQ/GS: HIBB), a sporting goods retailer, today announced results for the first quarter ended May 4, 2013.

First Quarter Results
Net sales for the 13-week period ended May 4, 2013, increased 3.0% to $240.0 million compared with $232.9 million for the 13-week period ended April 28, 2012.  Comparable store sales increased 0.8% on a calendar basis (comparable 13-week period).  First quarter Fiscal 2013 comparable store sales increased 11.1%.

Gross profit was 37.9% of net sales for the 13-week period ended May 4, 2013, compared with 38.0% for the 13-week period ended April 28, 2012. Product margin increased 8 basis points as a percentage of net sales, while store occupancy and warehouse expenses increased 18 basis points as a percentage of net sales.

Store operating, selling and administrative expenses were 18.8% of net sales for the 13-week period ended May 4, 2013, compared with 18.4% of net sales for the 13-week period ended April 28, 2012.

Net income for the 13-week period ended May 4, 2013 was $26.2 million compared with $26.4 million for the 13-week period ended April 28, 2012. Earnings per diluted share increased 2.0% to $1.00 for the 13-week period ended May 4, 2013, compared with $0.98 for the 13-week period ended April 28, 2012.

For the quarter, Hibbett opened 9 new stores, expanded 5 high performing stores and closed 3 underperforming stores, bringing the store base to 879 in 29 states as of May 4, 2013. For the quarter ended April 28, 2012, Hibbett opened 7 new stores, expanded 2 high performing stores and closed 4 underperforming stores.

Jeff Rosenthal, President and Chief Executive Officer, stated, "The colder weather clearly affected the performance of some key spring assortments, especially against last year's strong sales performance.  Looking forward, we are well positioned for the summer and back-to-school sales periods given our improved aged inventory position, product assortments and excellent customer service.  This, coupled with accelerated store growth, gives us confidence in maintaining our full-year guidance as well as increasing our new store opening goal."

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Liquidity and Stock Repurchases
Hibbett ended the first quarter of Fiscal 2014 with $103.2 million of available cash and cash equivalents on the consolidated balance sheet, no bank debt outstanding and full availability under its $80.0 million unsecured credit facilities.

During the first quarter, the Company repurchased 99,430 shares of common stock for a total expenditure of $5.4 million.  Approximately $244.2 million of the total authorization remained for future stock repurchases as of May 4, 2013.

Fiscal 2014 Outlook
The Company is maintaining its guidance for the 52 weeks ending February 1, 2014 and expects to report diluted earnings per share in the range of $2.85 to $3.05 as well as an increase in comparable store sales (calendar basis) in the low to mid-single digit range. Please note that Fiscal 2013 had an approximate $0.07 benefit in earnings per diluted share due to the 53rd week.  For Fiscal 2014, the Company expects to open 70 to 75 new stores, expand approximately 18 high performing stores and close 15 to 20 stores.

Investor Conference Call and Simulcast
Hibbett Sports, Inc. will conduct a conference call at 10:00 a.m. ET on Friday, May 24, 2013, to discuss first quarter Fiscal 2014 results.  The number to call for the live interactive teleconference is (212) 231-2921.  A replay of the conference call will be available until May 31, 2013, by dialing (402) 977-9140 and entering the passcode, 21646058.

The Company will also provide an online Web simulcast and rebroadcast of its first quarter Fiscal 2014 conference call.  The live broadcast of Hibbett's quarterly conference call will be available online at www.hibbett.com under Investor Relations, www.streetevents.com and www.earnings.com, on May 24, 2013, beginning at 10:00 a.m. ET.  The online replay will follow shortly after the call and continue through May 31, 2013.

Hibbett Sports, Inc. operates sporting goods stores in small to mid-sized markets, predominately in the South, Southwest, Mid-Atlantic and Midwest regions of the United States.  The Company's primary store format is Hibbett Sports, a 5,000-square-foot store located in strip centers and enclosed malls.

A WARNING ABOUT FORWARD LOOKING STATEMENTS:  Certain matters discussed in this press release are "forward looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995.  Forward looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, guidance, outlook, or estimate.  For example, our forward looking statements include statements regarding store opening, expansion and closing plans, liquidity, sales trends, margin trends, the effects of calendar shifts, earnings per diluted share and comparable store sales.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including economic conditions, industry trends, merchandise trends, vendor relationships, customer demand, and competition.  For a discussion of these factors, as well as others which could affect our business, you should carefully review our Annual Report and other reports filed from time to time with the Securities and Exchange Commission, including the "Risk Factors," "Business" and "MD&A" sections in our Annual Report on Form 10-K filed on April 1, 2013. In light of these risks and uncertainties, the future events, developments or results described by our forward looking statements in this document could turn out to be materially and adversely different from those we discuss or imply.  We are not obligated to release publicly any revisions to any forward looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

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HIBBETT SPORTS, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)

	Thirteen Weeks Ended
	May 4, 2013	April 28, 2012
Net sales	$239,993	$232,914
Cost of goods sold, distribution center and store occupancy costs	149,116	144,486
Gross profit	90,877	88,428
Store operating, selling and administrative expenses	45,113	42,803
Depreciation and amortization	3,325	3,226
Operating income	42,439	42,399
Interest expense, net	45	48
Income before provision for income taxes	42,394	42,351
Provision for income taxes	16,180	15,988
Net income	$26,214	$26,363

Net income per common share:
Basic earnings per share	$1.01	$1.00
Diluted earnings per share	$1.00	$0.98

Weighted average shares outstanding:
Basic	25,906	26,349
Diluted	26,328	26,898

HIBBETT SPORTS, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	May 4, 2013	February 2, 2013
Assets
Cash and cash equivalents	$103,188	$76,911
Accounts receivable, net	9,591	5,954
Inventories, net	205,495	221,378
Prepaid expenses and other	15,165	17,371
Total current assets	333,439	321,614
Property and equipment, net	53,905	49,076
Other assets	6,937	6,641
Total assets	$394,281	$377,331

Liabilities and Stockholders' Investment
Accounts payable	$83,469	$102,021
Short-term capital leases	704	714
Accrued expenses	24,653	15,980
Total current liabilities	108,826	118,715
Non-current liabilities	19,337	19,489
Stockholders' investment	266,118	239,127
Total liabilities and stockholders' investment	$394,281	$377,331

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HIBBETT SPORTS, INC. AND SUBSIDIARIES
Supplemental Information
(Unaudited)

	Thirteen Weeks Ended
	May 4, 2013	April 28, 2012
Sales Information
Net sales increase	3.0%	14.4%
Comparable store sales increase	0.8%[1]	11.1%[2]

Store Count Information
Beginning of period	873	832
New stores opened	9	7
Stores closed	(3)	(4)
End of period	879	835

Stores expanded	5	2
Estimated square footage at end of period (in thousands)	5,054	4,773

Balance Sheet Information
Average inventory per store	$233,782	$216,619

Share Repurchase Program
Shares	99,430	316,960
Cost (in thousands)	$5,440	$16,802

1) Represents the increase in comparable store sales from the thirteen weeks ended May 5, 2012 to the thirteen weeks ended May 4, 2013.
2) As originally reported for the first quarter ended April 28, 2012. The comparable store sales increase was 8.6% adjusted for the week shift due to the 53rd week in Fiscal 2013.

Due to the 53rd week in Fiscal 2013, each quarter in Fiscal 2014 starts one week later than the same quarter in Fiscal 2013. The chart below presents comparable store sales for Fiscal 2013 as originally reported and as adjusted to represent the same 13-week period as the Fiscal 2014 quarters.

	Fiscal 2013
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Comparable store sales increase (originally reported)	11.1%	4.8%	6.4%	4.9%	6.9%
Comparable store sales increase (adjusted for week shift)	8.6%	12.5%	-0.7%	4.4%	6.0%
Impact of week shift	-2.5%	7.7%	-7.1%	-0.5%	-0.9%

END OF EXHIBIT 99.1